Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721
OLD DOMINION FREIGHT LINE ANNOUNCES LTL TONS PER DAY AND REVENUE PER HUNDREDWEIGHT FOR JANUARY AND FEBRUARY 2016

THOMASVILLE, N.C. - (March 2, 2016) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today reported certain less-than-truckload (“LTL”) operating metrics for January and February 2016. LTL tons per day increased 2.0% and 3.2% for January and February 2016, respectively, compared to January and February 2015. These increases reflected growth in LTL shipments per day of 6.4% for January 2016 and 6.1% for February 2016 as compared to the same months in 2015, partially offset by a year-over-year decline in LTL weight per shipment of 4.1% and 2.7% for January and February 2016, respectively.

Old Dominion's LTL revenue per hundredweight increased 1.0% for January 2016 and was flat for February 2016 as compared to the same months in 2015.  Excluding fuel surcharges, LTL revenue per hundredweight increased 4.6% for January 2016 and 3.4% for February 2016, as compared to the same periods in the prior year.

David S. Congdon, Vice Chairman and Chief Executive Officer of Old Dominion, commented, “Old Dominion produced solid growth for the first two months of 2016, despite the ongoing impact of a slow economy and a decline in fuel surcharges. We have continued to take advantage of our opportunities to win market share by delivering superior service at a fair price. In addition, we believe the pricing environment remained stable during the first two months of 2016 and our yield trends were consistent with our expectations.”

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate any acquisitions; (5) the challenges associated with changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic recessions and downturns in customers' business cycles and shipping requirements; (7) increases in

-MORE-

ODFL Announces Certain Operating Metrics for January and February 2016

March 2, 2016

driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand or grow our fleet; (8) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (9) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (10) cost increases associated with employee benefits, including healthcare legislation and regulation; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (13) decreases in demand for, and the value of, used equipment; (14) the availability and cost of diesel fuel; (15) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (16) the costs and potential liabilities related to governmental proceedings; (17) various risks arising from our international business operations and relationships; (18) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration, including its Compliance, Safety, Accountability initiative, and other regulatory agencies; (19) seasonal trends in the less-than-truckload industry, including harsh weather conditions; (20) our dependence on key employees and the execution of our succession planning strategies; (21) the concentration of our stock ownership with the Congdon family; (22) the costs and potential adverse impact associated with future changes in accounting standards or practices; (23) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (24) the impact of potential disruptions to our service center network or our information technology systems, including challenges that may result from system upgrades or enhancements; (25) damage to our reputation; (26) anti-terrorism measures that may disrupt our business; (27) dilution to existing shareholders caused by any issuance of additional equity; and (28) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services, which include ground and air expedited transportation and consumer household pickup and delivery through a single integrated organization. In addition to its core LTL services, the Company offers a broad range of value-added services including container drayage, truckload brokerage, supply chain consulting and warehousing.

- END -